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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of equitel, inc. (the "Corporation") and the several undersigned officers and directors thereof whose signatures appear below, hereby makes, constitutes and appoints Mary Walker, Peter Coker and Mark Hahn, and each of them, its, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for it, him or her and in its, his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-8 of the Corporation relating to the Corporation's 2002 Long Term Incentive Plan to be filed with the Securities and Exchange Commission (the "Commission"), together with any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, equitel, inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors of equitel, inc. in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below. This Power of Attorney may be executed in counterparts which, when taken together, constitute a single original thereof.

                                         Equitel, inc.

                                         By:    /s/ Mary Walker
                                             ----------------------------------
                                             Mary Walker
                                             President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                             Title                    Date
               ---------                             -----                    ----
           /s/ Mary Walker              President (principal executive
-----------------------------------      officer) and Director             May 31, 2002
               Mary Walker

           /s/ Peter Coker                    Director                     May 31, 2002
-----------------------------------
               Peter Coker

           /s/ Mark W. Hahn.          Chief Financial Officer (principal
-----------------------------------    accounting and financial officer)   May 31, 2002
               Mark W. Hahn